3Q18 Earnings

November 8, 2018

Disclaimer

This presentation may contain statements that express BRF S.A. ("BRF") management's expectations, beliefs and assumptions about future events or results. Such statements are not historical facts and are based on currently available competitive, financial and economic data of the industries in which BRF operates.

The verbs "anticipate", "believe", "estimate", "expect", "forecast", "plan", "predict", "target", "aim", "seek" and other similar verbs are intended to identify these forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from those projected in this presentation and do not guarantee any future BRF performance. The factors that might affect performance include, but are not limited to: (i) market acceptance of BRF's products; (ii) volatility related to the Brazilian economy, as well as the economies of the other countries in which BRF also has relevant operations, the financial and securities markets and the highly competitive industries BRF operates in; (iii) changes in domestic and foreign legislation and taxation, as well as in government policies related to the domestic and foreign animal protein and related markets; (iv) increasing competition from new entrants to the Brazilian and international markets; (v) ability to keep up with rapid changes in the regulatory and technological environments; (vi) ability to maintain an ongoing process for introducing competitive new products and services while maintaining the competitiveness of existing ones; (vii) ability to attract customers in domestic and foreign jurisdictions. Other factors that could materially affect results can be found in BRF's Reference Form and in the annual report on Form 20-F, as filed with the U.S. Securities and Exchange Commission, particularly under the "Risk Factors" session.

All forward-looking statements in this presentation are based on information and data available as of the date they were made and BRF undertakes no obligation to update them in light of new information or future development.

This presentation does not constitute an offer to sell or a solicitation to purchase any security.

3Q18 Results

Income Statement (shorten)	3Q18	2T18	Var t/t	3Q17
Adjusted EBITDA	**R$604mm**	**R$371mm**	**63.0%**	**R$939mm**
Non-recurring adjustments (operating)	(R$189mm)	(R$672mm)	(71,9%)	(R$135mm)
Reported EBITDA	**R$415mm**	**(R$301mm)**	**n.m.**	**R$1,074mm**
Depreciation	(R$488mm)	(R$490mm)	(0.5%)	(R$515mm)
Net Financial Results	(R$507mm)	(R$644mm)	(21.2%)	(R$351mm)
Taxes	(R$218mm)	(R$219mm)	n.m.	(R$70mm)
Argentinean Hyperinflation	(R$15mm)	(R$11mm)	(31.2%)	-
Net Income	**(R$812mm)**	**(R$1,466mm)**	**44.6%**	**R$138mm**

3Q18 Results

Income Statement (shorten)	3Q18	Fronts of Action
Adjusted EBITDA	**R$604mm**	→ 1
Non-recurring adjustments (operating)	(R$189mm)	→ 2
Reported EBITDA	**R$415mm**	
Depreciation	(R$488mm)	→ 3
Net Financial Results	(R$507mm)	→ 4
Taxes	(R$218mm)	
Argentinean Hyperinflation	(R$15mm)	
Net Income	**(R$812mm)**	

1 Improvement of commercial and operational results

Strategic plan BRF Day (Management in operational excellence)

Revenues – commercial strategy

- Markets (Brazil / Halal / Asia)
- Pricing (Sadia / Perdigão / Kidelli)
- Mix (in natura vs. Processed Foods)
- Commercial execution (FIFO / disruption / #client / itens per client)
- Channels / *push-pull* optimization (C&C, **retail**, **DDP** vs. CFR, **food service**)
- Innovation

Costs / Expenses – operational excellence

- ZBB – Zero Base Budget
- OES – Operational Excellence System (cost reduction of 20%-30% (~R$200 million)
- MBG – Management by Guidelines
- Corporate PMO
- Quality Assurance System

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2A BRF Commitments

Reduction on non-recurring itens

EBITDA - R$ Million	3Q18	3Q17	Var y/y	2Q18	Var q/q
EBITDA	415	1,074	(61.3%)	(301)	n.m.
EBITDA Margin (%)	*4.7%*	*12.3%*	*(7.6) p.p.*	*(3.7%)*	*8.5 p.p.*
Impacts of Carne Fraca/Trapaça operations	102	0	n.m.	288	(64.5%)
Debt designed as Hedge Accounting	0	13	n.m.	185	n.m.
Corporate Restructuring	47	0	n.m.	144	(67.3%)
Impacts of Trucker Strike	10	0	n.m.	75	(86.5%)
Tax recoveries	(4)	(142)	(97.0%)	(19)	(78.3%)
Non controlling shareholders	13	(8)	n.m.	(13)	n.m.
Items with no cash effect	0	0	n.m.	0	n.m.
Costs on business diposed	4	1	162.3%	0	n.m.
Others	16	0	n.m.	13	31.2%
EBITDA Adjusted	**604**	**939**	**(35.7%)**	**371**	**63.0%**
EBITDA Adjusted Margin (%)	***6.9%***	***10.8%***	***(3.9) p.p.***	***4.6%***	***2.3 p.p.***

2B BRF Commitments

Nonnegotiable pillars of our strategy

SECURITY

INTEGRITY

QUALITY

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3

Depreciation

Optimization of assets base

- Improvement in Asset turnover
- Higher installed capacity utilization
- Divestments of operational assets

4A

Reduction of Indebtedness / Financial Leverage

Monetization plan of approx. R$5 billion - Status of divestment process

Iniciatives	Concluded	Ongoing
Working Capital	R$274 million	R$700-800 million
Sale of Non-Core Assets	R$214 million	R$50-100 million
Receivables Invest. Fund (quiet period)	0	R$750 million
Other Initiatives	0	R$0-100 million
Total	**R$488 million**	**R$1,500-1,750 million**

4B

Reduction of Indebtedness / Financial Leverage

Monetization plan of approx. R$5 billion - Status of divestment process

	Phases	Argentina	Europe/Thailand
Phase 1	Teaser	✓	✓
	NDAs	✓	✓
	InfoMemo	✓	✓
	Non-Binding Offers	✓	✓
	# Offer	14	8
Phase 2	Data Room	Open	Open
	Mgmt Presentation	Nov 15-26	Nov 5 - 9
	Due Dilligence	Ongoing	Ongoing
	# Players	8	5
	Binding Offer	Dec 15	Dec 15

Plan is on forecasted schedule

4C

Reduction of Indebtedness / Financial Leverage

Monetization plan of approx. R$5 billion - Summary

- Divestments of operational assets: ~R$3 billion
- Other initiatives: ~R$2 billion
- Total: ~R$5billion
    - ~R$500 million concluded

Operational and Financial Performance 3Q18

Brasil Segment

Price adjustments to increase profitability and offset cost inflation

Volume 3Q18 | 568 Thousand tons

(Volume 3Q17 | 539 Thousand tons)



Processed
72%
(73%)
Poultry
23%
(22%)
Pork
5%
(5%)

- Combination of volume growth (mainly processed), price increase and improved commercial execution
- Operating leverage + cost reduction



Qualy

Innovation: Qualy Light 0% Lactose

first lactose free margarine in Brazil

Brasil Segment

Price adjustments to increase profitability and offset cost inflation

2Q18 x 3Q18

Net Revenue
(R$ MM)



+11.9%
3.683
4.121
2Q18
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+4.7 p.p.
9.7%
5.0%
+117.9%
183
398
2Q18
3Q18

- Average sale price increase: +5.9%
- Increase in prices linked to higher volumes sold (with a higher value-added portfolio)
- Adjusted EBITDA margin: up +4.7p.p.

3Q17 x 3Q18

Net Revenue
(R$ MM)



+9.7%
3.757
4.121
3Q17
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



13.6%
-4.0 p.p.
9.7%
512
-22.2%
398
3Q17
3Q18

- Grains cost increase: +45%
- Increased prices and volumes (of lower value added) were not enough to offset inflation of costs and expenses
- Adjusted EBITDA margin: down -4.0p.p.

Brasil Segment

- Market share BRF 45.8%, -0.6p.p. y-o-y
- Price Index Evolution vs. largest competitor
- +18 k new active clients over last year, expanding distribution coverage

CLIMOV Index: Active Clients (000)



10.5%
175
187
191
195
193
3Q17
4Q17
1Q18
2Q18
3Q18

Price Index (PI) Evolution – Processed Foods*



Relativity (%)
PI* (base 100)
Share
100
99
100
99
103
112%
44.1%
111%
44.4%
112%
43.5%
114%
44.5%
116%
42.8%
3Q17
4Q17
1Q18
2Q18
3Q18

Price Index (PI) Evolution – Margarines



100
97
106
99
103
118%
59.9%
116%
60.2%
122%
59.1%
125%
58.9%
129%
58.9%
3Q17
4Q17
1Q18
2Q18
3Q18

(*) Filled / Frozen / Cold cuts

Source: BRF and Nielsen Retail Bimonthly– Margarines and Frozen (reading Aug/Sep); Filled and Cold Cuts (reading Jul/Aug).

Halal Segment

Initiatives to increase profitability deliver the best performance in the last 2 years

Volume 3Q18 | 280 Thousand tons
(Volume 3Q17 | 305 Thousand tons)



Processed
14%
(11%)
Poultry
86%
(89%)

3Q18 Market Share



61.9%
(+1.9 p.p. y/y)
Chicken cuts
50.1%
(+1.2 p.p. y/y)
Griller
23.3%
(+3.2 p.p. y/y)
Processed

Relevant presence with profitability in sustainable operational levels

Halal Segment

Initiatives to increase profitability deliver the best performance in the last 2 years

2Q18 x 3Q18

Net Revenue
(R$ MM)



+5.0%
2.208
2.104
2Q18
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+4.8 p.p.
13.7%
8.8%
302
186
+62.5%
2Q18
3Q18

- Processed volumes up+6.3% in line with strategic guidelines to leverage GCC leadership
- Better product mix, GCC pricing, Turkey and favorable currency allowed average price increase (+10.4%) offsetting grain inflation
- Highlight: Turkey

3Q17 x 3Q18

Net Revenue
(R$ MM)



+14.3%
2.208
1.932
3Q17
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+4.8 p.p.
13.7%
8.9%
302
172
+75.3%
3Q17
3Q18

- Processed volumes up+19.0% in line with strategic guidelines to leverage GCC leadership
- Better product mix, GCC pricing, Turkey and favorable currency allowed average price increase (+24.6%) offsetting grain inflation
- Highlight: Saudi Arabia

International Segment

Region still impacted by restrictions and excess of supply

Volume 3Q18 | 264 Thousand tons
(Volume 3Q17 | 319 Thousand tons)



Other
2%
(9%)
Processed
18%
(23%)
Pork
12%
(15%)
Poultry
68%
(52%)

» **Restructuring plan: divestment of assets located in Europe and Thailand**

Challenging business environment

International Segment

Region still impacted by restrictions and excess of supply

2Q18 x 3Q18

Net Revenue (R$ MM)



+8.6%
1.643
1.784
2Q18
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



-2.2 p.p.
0,2%
3
(0,2%)
-36
2Q18
3Q18

- Average sales price: +7.0%
- Increased prices in Europe due to lower supply
- Higher volumes in Africa
- Domestic price recovery in Thailand

3Q17 x 3Q18

Net Revenue (R$ MM)



-21.6%
2.274
1.784
3Q17
3Q18

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



14.6%
-16.6 p.p.
332
0.2%
-36
3Q17
3Q18

- Average sales price: -5.2%
- Volume restrictions in Europe and Russia
- Deduction of anti-dumping measures in China
- Oversupply in Japan

Southern Cone



Volume 3Q18 | 60 Thousand tons
(Volume 3Q17 | 59 Thousand tons)
Poultry
14%
(12%)
Processed
63%
(67%)
Pork
23%
(20%)

Adoption of IAS 29 – Hyperinflationary Economies in 2018

- cumulative inflation rate >100% in the last 3 years;
- definition determined by international accounting regulators
- companies start to treat their balance sheet in inflated currencies (remeasured by inflation).

Southern Cone

2Q18 x 3Q18

Net Revenue
(R$ MM)



-12.3%
461
404
2Q18¹
3Q18¹

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+3.4 p.p.
2.5%
-0.8%
10
-4
2Q18¹
3Q18¹

[1] Adjusted by hyperinflation effects

- Volumes: -0.7%
- Average sales price: -11.7%
- Better control of costs and expenses in the quarter

3Q17 x 3Q18

Net Revenue
(R$ MM)



-1.5%
562
554
3Q17
3Q18
Ex-hyperinflation

Adjusted EBITDA (R$ MM)
Adj. EBITDA Margin (%)



+0.4 p.p.
1.4%
1.8%
8
10
+23.4%
3Q17
3Q18 Ex-hyperinflation

- Volumes: +0.9% y/y
- Average sales price: -2.4%
- Better sales mix
- Better efficiency in expense management

Working Capital



Financial Cycle
(Clients + Inventories - Suppliers)
Working Capital / NOR
Financial Cycle *
37,7
37,1
32,8
22,4
32,9
38,2
42,4
31,8
35,7
32,6
35,9
11%
11%
9%
7%
9%
11%
12%
10%
10%
9%
10%
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18

(*) End of period

- **Financial cycle:** average of 37.2 days in 3Q18: +2.5 days vs. 2Q18 average and -6.5 days vs. 3Q17 average
- **Higher working capital discipline**
- Financial cycle increase q-o-q: mainly due to the change of ~R$480 million in inventories:
  - Grain: +R$457 million
  - Festive products: +R$135 million
  - Finished products: +R$58 million
  - Frozen raw material: -R$104 million
  - Biological assets: -R$68 million
- **Outlook of inventory reduction in 4Q18 (seasonality)**

Note 1: As IAS-29 adoption in September 2018, there was a change in Financial Cycle of March 2018 of 35.6 days to 35.7 days and of June 2018 from 32.5 days to 32.6 days.

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Free Cash Flow

Free cash flow (FCFF, in R$ million)	1Q17	2Q17	3Q17	9M17	1Q18	2Q18	3Q18	9M18
Adjusted EBITDA	**570**	**704**	**939**	**2,213**	**801**	**371**	**604**	**1,775**
Adjustments	(63)	(129)	136	(56)	(24)	(672)	(189)	(885)
EBITDA	**506**	**575**	**1.074**	**2.155**	**777**	**(301)**	**415**	**891**
Working Capital	(738)	(319)	(459)	(1,516)	(340)	188	(270)	(422)
Other	(32)	243	(13)	198	(220)	262	(39)	3
Cash Flow from Operating Activities	**(264)**	**500**	**602**	**838**	**217**	**148**	**106**	**471**
Capex	(481)	(457)	(369)	(1,307)	(470)	(378)	(384)	(1,232)
M&A and Assets Sales	7	(523)	(247)	(763)	20	18	8	46
Cash Flow from Investing Activities	**(474)**	**(981)**	**(617)**	**(2,072)**	**(450)**	**(360)**	**(376)**	**(1,186)**
Cash Flow from Operating Activities + Capex	**(745)**	**42**	**233**	**(470)**	**(253)**	**(229)**	**(278)**	**(760)**
Cash Flow from Financing Activities	**(862)**	**(232)**	**(144)**	**(1,238)**	**(5)**	**148**	**(48)**	**95**
Free Cash Flow	**(1.599)**	**(713)**	**(158)**	**(2,470)**	**(238)**	**(63)**	**(318)**	**(619)**

» Free Cash Flow: R$(318) million in 3Q18
» FCF 9M18 already 75% lower than 9M17

» FCF mainly impacted by inventories
» Up by R$457 million due to grain purchase (end of 2nd crop)

Indebtedness


Financial Leverage 3Q18 (R$ million)
Exchange rate variation impact in 3Q18
4,46x
4,44x
5,69x
6,74x
6.49x *
16.323
13.310
14.019
15.696
15,718*
4Q17
1Q18
2Q18
3Q18
Net Debt
Net Debt / Adj. Ebitda LTM

* To FX = R$3,80/US$


Gross Debt 3Q18 | R$22.7 billion
Subsidized lines
Capital Markets
Agribusiness loans
Other and tax incentives
Trade finance
2%
23%
58%
2%
15%
Other currencies
56%
BRL
44%


Debt Profile 3Q18 | Pro Forma² (R$ million)
Average Maturity: 3.5 years
∑R$5.0 bi
4.004¹
6.368
239
4.714
2.484
3.082
11.533
Cash & Equivalents
2018
2019
2020
2021
2022+

(1) Revolving credit facility = US$1 billion
(2) Includes Banco do Brasil refinancing

Q&A

IR Contacts:

Elcio Ito
CFO and Investor Relations Officer

Eduardo Takeiti
Investor Relations Director

+55 11 2322 5377
acoes@brf-br.com